Registration Statement No. 333-127086
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                   FORM F-3/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                TOP TANKERS INC.
             (Exact name of registrant as specified in its charter)

             Republic of
        the Marshall Islands              4412                    N/A
           (State or other          (Primary Standard        (I.R.S. Employer
            jurisdiction of             Industrial          Identification No.)
            incorporation or         Classification
            organization)            Code Number)

            TOP Tankers Inc.                         Seward & Kissel LLP
        109-111 Messogion Avenue                 Attention: Gary J. Wolfe, Esq.
             Politia Centre                        One Battery Park Plaza
            Athens 115 26 GR                      New York, New York 10004
        (011) (30) 210 69 78 000                       (212) 574-1200
 (Name, address and telephone number of         (Name, address and telephone
Registrant's principal executive office)        number of agent for service)

                           ---------------------------

                                   Copies to:

                               Gary J. Wolfe, Esq.
                               Seward & Kissel LLP
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 574-1200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                    CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
 Title of Each
    Class of                           Proposed Maximum   Proposed Maximum     Amount of
 Securities to         Amount to be    Offering Price     Aggregate Offering   Registration
 be Registered         Registered(1)   Per Security(2)    Price(1)             Fee
--------------------------------------------------------------------------------------------
Common Stock(3)

Preferred Shares(3)

Debt Securities(3)

Warrants(4)

Purchase Contracts(5)

Units(6)

Guarantees(7)

    Subtotal           $250,000,000                100%    $250,000,000        $29,425.00
--------------------------------------------------------------------------------------------
 Common Stock,
par value $0.01
  per share(8)          $72,667,051             $15.23      $72,667,051        $8,5532.91
--------------------------------------------------------------------------------------------
     Total             $322,667,051                100%    $322,667,051        $37,977.91(9)

(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities offered by the Registrant of $ and, if any debt securities are issued at original issue discount, such greater amount as shall result in net proceeds of $ to the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Also includes such indeterminate amount of debt securities and number of preferred shares and shares of common stock as may be issued upon conversion of or in exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(4) There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices representing rights to purchase certain of the common stock, preferred shares and debt securities registered hereunder.

(5) There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices.

(6) There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices. Units may consist of any combination of the securities being registered hereunder.

(7) The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of TOP Tankers Inc. No separate compensation will be received for the guarantees. Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(8) Comprises 4,771,310 shares of the Common Stock held by selling shareholders.

(9) Previously paid in connection with the initial filing of this registration statement on August 1, 2005.

--------------------------------------------------------------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

                                      TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Registrant              Country of         I.R.S. Employee      Primary Standard Industrial
as Specified in its Charter           Incorporation      Identification No.   Classification Code No.
----------------------------------------------------------------------------------------------------------
TOP Tanker Management Inc.            Marshall Islands        N/A             4412
TOP Tankers (UK) Limited              Marshall Islands        N/A             4412
Vermio Shipping Company Limited       Marshall Islands        N/A             4412
Rupel Shipping Company Inc.           Marshall Islands        N/A             4412
Gramos Shipping Company Inc.          Marshall Islands        N/A             4412
Olympos Shipping Company Limited      Marshall Islands        N/A             4412
Helidona Shipping Company Limited     Marshall Islands        N/A             4412
Kalidromo Shipping Company Limited    Marshall Islands        N/A             4412
Mytikas Shipping Company Limited      Marshall Islands        N/A             4412
Litochoro Shipping Company Limited    Marshall Islands        N/A             4412
Kisavos Shipping Company Limited      Marshall Islands        N/A             4412
Parnis Shipping Company Limited       Marshall Islands        N/A             4412
Imitos Shipping Company Limited       Marshall Islands        N/A             4412
Giona Shipping Company Limited        Marshall Islands        N/A             4412
Agrafa Shipping Company Limited       Marshall Islands        N/A             4412
Agion Oros Shipping Company Limited   Marshall Islands        N/A             4412
Lefka Shipping Company Limited        Marshall Islands        N/A             4412
Falakro Shipping Company Limited      Liberia                 N/A             4412
Psiloritis Shipping Company Limited   Liberia                 N/A             4412
Pylio Shipping Company Limited        Liberia                 N/A             4412
Idi Shipping Company Limited          Liberia                 N/A             4412
Taygetus Shipping Company Limited     Liberia                 N/A             4412
Vitsi Shipping Company Limited        Liberia                 N/A             4412
Parnasos Shipping Company Limited     Liberia                 N/A             4412
Pageon Shipping Company Limited       Cyprus                  N/A             4412
Vardousia Shipping Company Limited    Cyprus                  N/A             4412
Parnon Shipping Company Limited       Cyprus                  N/A             4412
Menalo Shipping Company Limited       Cyprus                  N/A             4412
Pintos Shipping Company Limited       Cyprus                  N/A             4412

                                EXPLANATORY NOTE

TOP Tankers Inc. is filing this amendment to the Registration Statement on Form F-3 filed on August 1, 2005, registration number 333-127086 (the "Registration Statement"), solely for the purpose of enabling the registrants listed above to file as additional registrants under the Registration Statement. No changes have been to the Registration Statement or the prospectus contained therein.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

                        --------------------------------

Item 8. Indemnification of Directors and Officers.

     (1) The By-Laws of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by
          Section 60 of the Business Corporation Act of the Republic of The Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

     Indemnification of directors and officers.

     (1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

     (2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

     (5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (7) Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9. Exhibits

   Exhibit
    Number         Description
    ------         -----------

     1.1           Underwriting Agreement (for equity securities)*

     1.2           Underwriting Agreement (for debt securities)*

     4.1           Form of Common Stock Certificate**

     4.2           Preferred Share Certificate*

     4.3           Debt Securities Indenture (senior indenture)***

     4.4           Debt Securities Indenture (subordinated indenture)***

     5.1 Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to TOP Tankers Inc. (the "Company") as to the validity of the common stock, preferred stock, debt securities, warrants, purchase contracts and units***

     5.2 Opinion of Seward & Kissel LLP, with respect to certain tax matters*

     12.1          Computation of ratio of earnings to fixed charges***

     23.1          Consent of Seward & Kissel LLP (included in Exhibit 5.1)

     23.2          Consent of Ernst & Young (Hellas) Certified Auditors
                   Accountants S.A.***

     24            Power of Attorney (contained in signature page)

     25.1          T-1 Statement of Eligibility (senior indenture)***

     25.2          T-1 Statement of Eligibility (subordinated indenture)***

* To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.

** Incorporated herein by reference to Exhibit 4 in the Registration Statement of TOP Tankers Inc. filed July 21, 2004 on Form F-1, Registration No. 333-117213.

***  Previously filed on August 1, 2005 on Form F-3, Regestration No.
     333-127086.

Item 10. Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        TOP TANKERS INC.

                                        /s/ EVANGELOS J. PISTIOLIS
                                        -------------------------------
                                        By: Evangelos J. Pistiolis
                                        Title: Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Evangelos J. Pistiolis, Stamatios
N. Tsantanis, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on August 17, 2005 in the capacities indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ EVANGELOS J. PISTIOLIS   Director, President and Chief       August 17, 2005
--------------------------   Executive Officer
Evangelos J. Pistiolis       (Principal Executive Officer)

/s/ THOMAS F. JACKSON        Director and Chairman of the        August 17, 2005
-----------------------      Board
Thomas F. Jackson

/s/ STAMATIOS N. TSANTANIS   Director and Chief Financial        August 17, 2005
--------------------------   Officer(Principal Financial
Stamatios N. Tsantanis       Officer and Principal
                             Accounting Officer)

/s/ VANGELIS G. IKONOMOU     Director and Executive Vice         August 17, 2005
------------------------     President
Vangelis G. Ikonomou

/s/ MICHAEL G. DOCHERTY      Director                            August 17, 2005
-----------------------
Michael G. Docherty

/s/ CHRISTOPHER J. THOMAS    Director                            August 17, 2005
-------------------------
Christopher J. Thomas

/s/ ROY GIBBS                Director                            August 17, 2005
-----------------------
Roy Gibbs

/s/ EIRINI ALEXANDROPOULOU   Corporate Secretary                 August 17, 2005
--------------------------
Eirini Alexandropoulou

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        TOP TANKER MANAGEMENT INC.

                                        By  /s/ GEORGE VRONTAKIS
                                            ---------------------------
                                            Name: George Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ GEORGE VRONTAKIS         President and Director              August 17, 2005
-----------------------
George Vrontakis

/s/ SMARO ZOULIA             Vice President and Director         August 17, 2005
-----------------------
Smaro Zoulia

/s/ ANNITA HADJIPASCHALI     Treasurer, Secretary and            August 17, 2005
------------------------     Director
Annita Hadjipaschali

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        TOP TANKERS (UK) LIMITED

                                        By  /s/ George Economou
                                            ---------------------------
                                            Name: George Economou
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ GEORGE ECONOMOU          Director                            August 17, 2005
------------------------
George Economou

/s/ ANNITA HADJIPASCHALI     Director                            August 17, 2005
------------------------
Annita Hadjipaschali

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        VERMIO SHIPPING COMPANY LIMITED

                                        By  /s/ PETROS VRONTAKIS
                                            ---------------------------
                                            Name: Petros Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ PETROS VRONTAKIS         President, Treasurer and            August 17, 2005
------------------------     Director
Petros Vrontakis

/s/ SMARO ZOULIA             Vice President, Secretary           August 17, 2005
------------------------     and Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        RUPEL SHIPPING COMPANY INC.

                                        By  /s/ PETROS VRONTAKIS
                                            ---------------------------
                                            Name: Petros Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ PETROS VRONTAKIS         President and Director              August 17, 2005
------------------------
Petros Vrontakis

/s/ SMARO ZOULIA             Vice President and Director         August 17, 2005
------------------------
Smaro Zoulia

/s/ ANNITA HADJIPASCHALI     Treasurer, Secretary and            August 17, 2005
------------------------     Director
Annita Hadjipaschali

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        GRAMOS SHIPPING COMPANY INC.

                                        By  /s/ PETROS VRONTAKIS
                                            ---------------------------
                                            Name: Petros Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ PETROS VRONTAKIS         President and Director              August 17, 2005
------------------------
Petros Vrontakis

/s/ SMARO ZOULIA             Vice President and Director         August 17, 2005
------------------------
Smaro Zoulia

/s/ ANNITA HADJIPASCHALI     Treasurer, Secretary and            August 17, 2005
------------------------     Director
Annita Hadjipaschali

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        OLYMPOS SHIPPING COMPANY LIMITED

                                        By  /s/ PETROS VRONTAKIS
                                            ---------------------------
                                            Name: Petros Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ PETROS VRONTAKIS         President and Director              August 17, 2005
------------------------
Petros Vrontakis

/s/ ANNITA HADJIPASCHALI     Vice President and Director         August 17, 2005
------------------------
Annita Hadjipaschali

/s/ SMARO ZOULIA             Treasurer, Secretary and            August 17, 2005
------------------------     Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        HELIDONA SHIPPING COMPANY
                                        LIMITED

                                        By  /s/ PETROS VRONTAKIS
                                            ---------------------------
                                            Name: Petros Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ PETROS VRONTAKIS         President and Director              August 17, 2005
--------------------------
Petros Vrontakis

/s/ ANNITA HADJIPASCHALI     Vice President and Director         August 17, 2005
--------------------------
Annita Hadjipaschali

/s/ SMARO ZOULIA             Treasurer, Secretary and            August 17, 2005
--------------------------   Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        KALIDROMO SHIPPING COMPANY
                                        LIMITED

                                        By  /s/ PETROS VRONTAKIS
                                            ---------------------------
                                            Name: Petros Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ PETROS VRONTAKIS         President and Director              August 17, 2005
--------------------------
Petros Vrontakis

/s/ ANNITA HADJIPASCHALI     Vice President and Director         August 17, 2005
--------------------------
Annita Hadjipaschali

/s/ SMARO ZOULIA             Treasurer, Secretary and            August 17, 2005
--------------------------   Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        MYTIKAS SHIPPING COMPANY LIMITED

                                        By  /s/ ANNITA HADJIPASCHALI
                                            ---------------------------
                                            Name: Annita Hadjipaschali
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ ANNITA HADJIPASCHALI     President and Director              August 17, 2005
------------------------
Annita Hadjipaschali

/s/ SMARO ZOULIA             Vice President and Director         August 17, 2005
------------------------
Smaro Zoulia

/s/ GEORGE VRONTAKIS         Treasurer, Secretary and            August 17, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        LITOCHORO SHIPPING COMPANY
                                        LIMITED

                                        By  /s/ ANNITA HADJIPASCHALI
                                            ---------------------------
                                            Name: Annita Hadjipaschali
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ ANNITA HADJIPASCHALI     President and Director              August 17, 2005
------------------------
Annita Hadjipaschali

/s/ SMARO ZOULIA             Vice President and Director         August 17, 2005
------------------------
Smaro Zoulia

/s/ GEORGE VRONTAKIS         Treasurer, Secretary and            August 17, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        KISAVOS SHIPPING COMPANY LIMITED

                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ SMARO ZOULIA             President and Director              August 17, 2005
------------------------
Smaro Zoulia

/s/ STYLIANOS GIAMANIS       Vice President and Director         August 17, 2005
------------------------
Stylianos Giamanis

/s/ GEORGE VRONTAKIS         Treasurer, Secretary and            August 17, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        PARNIS SHIPPING COMPANY LIMITED

                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ SMARO ZOULIA             President and Director              August 17, 2005
------------------------
Smaro Zoulia

/s/ STYLIANOS GIAMANIS       Vice President and Director         August 17, 2005
------------------------
Stylianos Giamanis

/s/ GEORGE VRONTAKIS         Treasurer, Secretary and            August 17, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        IMITOS SHIPPING COMPANY LIMITED

                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ SMARO ZOULIA             President and Director              August 17, 2005
------------------------
Smaro Zoulia

/s/ STYLIANOS GIAMANIS       Vice President and Director         August 17, 2005
------------------------
Stylianos Giamanis

/s/ GEORGE VRONTAKIS         Treasurer, Secretary and            August 17, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        FALAKRO SHIPPING COMPANY LIMITED

                                        By  /s/ GEORGE VRONTAKIS
                                            ---------------------------
                                            Name: George Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ GEORGE VRONTAKIS         President and Director              August 17, 2005
------------------------
George Vrontakis

/s/ ANNITA HADJIPASCHALI     Vice President and Director         August 17, 2005
------------------------
Annita Hadjipaschali

/s/ SMARO ZOULIA             Treasurer, Secretary and            August 17, 2005
------------------------     Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        PSILORITIS SHIPPING COMPANY
                                        LIMITED

                                        By  /s/ GEORGE VRONTAKIS
                                            ---------------------------
                                            Name: George Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ GEORGE VRONTAKIS         President and Director              August 17, 2005
------------------------
George Vrontakis

/s/ ANNITA HADJIPASCHALI     Vice President and Director         August 17, 2005
------------------------
Annita Hadjipaschali

/s/ SMARO ZOULIA             Treasurer, Secretary and            August 17, 2005
------------------------     Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        PYLIO SHIPPING COMPANY LIMITED

                                        By  /s/ GEORGE VRONTAKIS
                                            ---------------------------
                                            Name: George Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ GEORGE VRONTAKIS         President and Director              August 17, 2005
------------------------
George Vrontakis

/s/ ANNITA HADJIPASCHALI     Vice President and Director         August 17, 2005
------------------------
Annita Hadjipaschali

/s/ SMARO ZOULIA             Treasurer, Secretary and            August 17, 2005
------------------------     Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        IDI SHIPPING COMPANY LIMITED

                                        By  /s/ GEORGE VRONTAKIS
                                            ---------------------------
                                            Name: George Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ GEORGE VRONTAKIS         President and Director              August 17, 2005
------------------------
George Vrontakis

/s/ ANNITA HADJIPASCHALI     Vice President and Director         August 17, 2005
------------------------
Annita Hadjipaschali

/s/ SMARO ZOULIA             Treasurer, Secretary and            August 17, 2005
------------------------     Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        TAYGETUS SHIPPING COMPANY
                                        LIMITED

                                        By  /s/ GEORGE VRONTAKIS
                                            ---------------------------
                                            Name: George Vrontakis
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ GEORGE VRONTAKIS         President and Director              August 17, 2005
------------------------
George Vrontakis

/s/ ANNITA HADJIPASCHALI     Vice President and Director         August 17, 2005
------------------------
Annita Hadjipaschali

/s/ SMARO ZOULIA             Treasurer, Secretary and            August 17, 2005
------------------------     Director
Smaro Zoulia

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        VITSI SHIPPING COMPANY LIMITED

                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ SMARO ZOULIA             President and Director              August 17, 2005
------------------------
Smaro Zoulia

/s/ STYLIANOS GIAMANIS       Vice President and Director         August 17, 2005
------------------------
Stylianos Giamanis

/s/ GEORGE VRONTAKIS         Treasurer, Secretary and            August 17, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        PARNASOS SHIPPING COMPANY
                                        LIMITED

                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ SMARO ZOULIA             President and Director              August 17, 2005
------------------------
Smaro Zoulia

/s/ STYLIANOS GIAMANIS       Vice President and Director         August 17, 2005
------------------------
Stylianos Giamanis

/s/ GEORGE VRONTAKIS         Treasurer, Secretary and            August 17, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        PAGEON SHIPPING COMPANY LIMITED

                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ SMARO ZOULIA             Director                            August 17, 2005
---------------------------
Smaro Zoulia

/s/ GEORGE VRONTAKIS         Director                            August 17, 2005
---------------------------
George Vrontakis

/s/ CYPROSERVUS CO. LIMITED  Secretary                           August 17, 2005
---------------------------
Cyproservus Co. Limited

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        VARDOUSIA SHIPPING COMPANY
                                        LIMITED

                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ SMARO ZOULIA             Director                            August 17, 2005
---------------------------
Smaro Zoulia

/s/ GEORGE VRONTAKIS         Director                            August 17, 2005
---------------------------
George Vrontakis

/s/ CYPROSERVUS CO. LIMITED  Secretary                           August 17, 2005
---------------------------
Cyproservus Co. Limited

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        PARNON SHIPPING COMPANY LIMITED

                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ SMARO ZOULIA             Director                            August 17, 2005
---------------------------
Smaro Zoulia

/s/ GEORGE VRONTAKIS         Director                            August 17, 2005
---------------------------
George Vrontakis

/s/ CYPROSERVUS CO. LIMITED  Secretary                           August 17, 2005
---------------------------
Cyproservus Co. Limited

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        MENALO SHIPPING COMPANY LIMITED

                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ SMARO ZOULIA             Director                            August 17, 2005
---------------------------
Smaro Zoulia

/s/ GEORGE VRONTAKIS         Director                            August 17, 2005
---------------------------
George Vrontakis

/s/ CYPROSERVUS CO. LIMITED  Secretary                           August 17, 2005
---------------------------
Cyproservus Co. Limited

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        PINTOS SHIPPING COMPANY LIMITED

                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ SMARO ZOULIA             Director                            August 17, 2005
---------------------------
Smaro Zoulia

/s/ GEORGE VRONTAKIS         Director                            August 17, 2005
---------------------------
George Vrontakis

/s/ CYPROSERVUS CO. LIMITED  Secretary                           August 17, 2005
---------------------------
Cyproservus Co. Limited

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        AGION OROS SHIPPING COMPANY
                                        LIMITED

                                        By  /s/ SMARO ZOULIA
                                            ---------------------------
                                            Name: Smaro Zoulia
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ SMARO ZOULIA             President and Director              August 17, 2005
------------------------
Smaro Zoulia

/s/ ANNITA HADJIPASCHALI     Vice President and Director         August 17, 2005
------------------------
Annita Hadjipaschali

/s/ GEORGE VRONTAKIS         Treasurer, Secretary and            August 17, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        GIONA SHIPPING COMPANY LIMITED

                                        By  /s/ ANNITA HADJIPASCHALI
                                            ---------------------------
                                            Name: Annita Hadjipaschali
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ ANNITA HADJIPASCHALI     President and Director              August 17, 2005
------------------------
Annita Hadjipaschali

/s/ SMARO ZOULIA             Vice President and Director         August 17, 2005
------------------------
Smaro Zoulia

/s/ GEORGE VRONTAKIS         Treasurer, Secretary and            August 17, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        LEFKA SHIPPING COMPANY LIMITED

                                        By  /s/ ANNITA HADJIPASCHALI
                                            ---------------------------
                                            Name: Annita Hadjipaschali
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ ANNITA HADJIPASCHALI     President and Director              August 17, 2005
------------------------
Annita Hadjipaschali

/s/ SMARO ZOULIA             Vice President and Director         August 17, 2005
------------------------
Smaro Zoulia

/s/ GEORGE VRONTAKIS         Treasurer, Secretary and            August 17, 2005
--------------------------   Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 17, 2005.

                                        AGRAFA SHIPPING COMPANY LIMITED

                                        By  /s/ ANNITA HADJIPASCHALI
                                            ---------------------------
                                            Name: Annita Hadjipaschali
                                            Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ ANNITA HADJIPASCHALI     President and Director              August 17, 2005
------------------------
Annita Hadjipaschali

/s/ SMARO ZOULIA             Vice President and Director         August 17, 2005
------------------------
Smaro Zoulia

/s/ GEORGE VRONTAKIS         Treasurer, Secretary and            August 17, 2005
------------------------     Director
George Vrontakis

                     AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of New York, State of New York, on August 17, 2005.

                                        /s/ GREGORY F. LAVELLE
                                        -------------------------------
                                        Gregory F. Lavelle



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